Exhibit 23.2

Principals William B. Cline Peter D. Gaffney	Telephone: (713) 850-9955 Facsimile: (713) 850-9966 Email: gcah@gaffney-cline.com
DKM/jlm/C1465.01/gcah.301.07	October 10, 2007

Mr. Max H. Wei Vice President, Operations Gran Tierra Energy Inc. 300, 611 - 10th Ave, SW
Calgary, Alberta T23R 0B2 Canada

Gran Tierra Registration Statement:
Form S-8 (Reg. No. 333________ )
Filed with the U. S. Security Exchange Commission

Dear Mr. Wei:

As the independent reserve engineers for Gran Tierra Energy, Inc. (Gran Tierra), Gaffney, Cline & Associates, Inc. (GCA) hereby confirms that it has granted and not withdrawn its consent to the reference to GCA’s review of Gran Tierra’s reserves as of December 31, 2006 in the form and context disclosed by Gran Tierra in its Form 10KSB submission filed with the United States Securities and Exchange Commission March 30, 2007 for the period ending December 31, 2006.

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Please do not hesitate to contact us if you have any questions.

Very Truly yours,

GAFFNEY, CLINE & ASSOCIATES, INC.

David K. Morgan
Senior Technical Manager